Exhibit 99.2

Equity Commonwealth
Supplemental Operating
and Financial Data

Fourth Quarter 2019

Corporate Headquarters	Investor Relations
Two North Riverside Plaza	Sarah Byrnes
Suite 2100	(312) 646-2801
Chicago, IL 60606	ir@eqcre.com
(312) 646-2800	www.eqcre.com

TABLE OF CONTENTS

Corporate Information
Company Profile and Investor Information	3

Financial Information
Key Financial Data	4
Condensed Consolidated Balance Sheets	5
Additional Balance Sheet Information	6
Condensed Consolidated Statements of Operations	7
Calculation of Same Property Net Operating Income (NOI) and Same Property Cash Basis NOI	8
Same Property Results of Operations	10
Calculation of EBITDA, EBITDAre, and Adjusted EBITDAre	11
Calculation of Funds From Operations (FFO) and Normalized FFO	12
Debt Summary	13
Leverage Ratios, Coverage Ratios and Public Debt Covenants	14
Acquisitions and Dispositions	15

Portfolio Information
Property Detail	16
Leasing Summary	17
Same Property Leasing Summary	18
Capital Summary - Expenditures & Same Property Leasing Commitments	19
Tenants Representing 2% or More of Annualized Rental Revenue	20
Same Property Lease Expiration Schedule	21

Additional Support
Common & Potential Common Shares	22
Definitions	23

Forward-Looking Statements

Some of the statements contained in this presentation constitute forward-looking statements within the meaning of the federal securities laws including, but not limited to, statements pertaining to our capital resources, portfolio performance, results of operations or anticipated market conditions. Any forward-looking statements contained in this presentation are intended to be made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this presentation reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q.

Regulation FD Disclosures

We use any of the following to comply with our disclosure obligations under Regulation FD: press releases, SEC filings, public conference calls, or our website. We routinely post important information on our website at www.eqcre.com, including information that may be deemed to be material. We encourage investors and others interested in the company to monitor these distribution channels for material disclosures.

COMPANY PROFILE AND INVESTOR INFORMATION
Equity Commonwealth (NYSE: EQC) is a Chicago based, internally managed and self-advised real estate investment trust (REIT) with commercial office properties in the United States.

Same Property Statistics
No. of
Properties	Sq. Feet	% Leased	% Commenced
7	2,468,816	94.7%	89.0%

NYSE Trading Symbols
Common Stock: EQC
Preferred Stock Series D: EQCpD

Board of Trustees
Sam Zell (Chairman)	David A. Helfand	Kenneth Shea
James S. Corl	Peter Linneman (Lead Independent Trustee)	Gerald A. Spector
Martin L. Edelman	James L. Lozier, Jr.	James A. Star
Edward A. Glickman	Mary Jane Robertson

Senior Management
David A. Helfand	David S. Weinberg
President and Chief Executive Officer	Executive Vice President and
Chief Operating Officer

Adam S. Markman	Orrin S. Shifrin
Executive Vice President,	Executive Vice President,
Chief Financial Officer and Treasurer	General Counsel and Secretary

Equity Research Coverage (1)
Bank of America / Merrill Lynch	James Feldman	(646) 855-5808	james.feldman@baml.com
Citigroup	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
Green Street Advisors	Daniel Ismail	(949) 640-8780	dismail@greenstreetadvisors.com
Stifel Nicolaus	John Guinee	(443) 224-1307	jwguinee@stifel.com

Certain terms are defined in the definitions section of this document. All financial data included herein is unaudited.

(1)	Any opinions, estimates or forecasts regarding EQC's performance made by these analysts do not represent opinions, forecasts or predictions of EQC or its management. EQC does not by its reference to the analysts above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts.

KEY FINANCIAL DATA
(Unaudited, amounts in thousands, except per share data)

	As of and for the Three Months Ended
	12/31/2019		9/30/2019		6/30/2019		3/31/2019		12/31/2018
OPERATING INFORMATION
Ending property count	7		7		7		9		10
Ending square footage (1)	2,469		2,469		2,469		3,833		5,120
Percent leased	94.7%		93.5%		90.5%		94.4%		94.8%
Percent commenced	89.0%		88.2%		89.7%		93.7%		91.2%
Net income attributable to EQC common shareholders	$13,993		$21,889		$240,289		$208,521		$13,420
Adjusted EBITDAre (2)	22,485		27,690		33,556		31,651		34,154
SAME PROPERTY OPERATING INFORMATION
Ending square footage	2,469		2,469		2,469		2,469		2,469
Percent leased	94.7%		93.5%		90.5%		92.0%		93.2%
Percent commenced	89.0%		88.2%		89.7%		91.1%		91.6%
Same Property NOI (2)	15,697		16,677		19,440		17,078		15,949
Same Property Cash Basis NOI (2)	15,612		17,126		17,490		17,243		16,086
Same Property NOI margin	60.4%		62.8%		66.7%		64.3%		61.9%
Same Property Cash Basis NOI margin	60.3%		63.4%		64.3%		64.5%		62.2%
SHARES OUTSTANDING AND PER SHARE DATA (3)
Shares Outstanding at End of Period
Common stock outstanding	121,924		121,924		121,922		121,900		121,572
Dilutive restricted share units (RSUs), Operating Partnership Units, and LTIP Units (3)	1,615		1,688		1,443		1,566		1,809
Dilutive Series D Convertible Preferred Shares outstanding (4)	—		—		2,563		2,563		—
Preferred Stock Outstanding (4)	4,915		4,915		4,915		4,915		4,915
Weighted Average Shares Outstanding - GAAP
Basic (5)	122,140		122,140		122,122		121,960		121,749
Diluted (5)	123,490		123,564		125,862		125,822		123,376
Distributions Declared Per Common Share	$—		$3.50		$—		$—		$—
BALANCE SHEET
Total assets	$3,319,377		$3,731,343		$3,702,171		$3,713,937		$3,530,772
Total liabilities	73,505		503,230		66,548		322,376		346,774
ENTERPRISE VALUE
Total debt (book value)	$25,691		$25,896		$26,091		$274,977		$274,955
Less: Cash and cash equivalents	(2,795,642)		(3,205,775)		(3,180,548)		(3,069,501)		(2,400,803)
Plus: Market value of preferred shares	138,805		137,871		135,561		134,480		124,109
Plus: Market value of diluted common shares	4,055,786		4,233,722		4,011,848		4,036,090		3,698,580
Total enterprise value	$1,424,640		$1,191,714		$992,952		$1,376,046		$1,696,841
RATIOS
Net debt / enterprise value	(194.4)%		(266.8)%		(317.7)%		(203.1)%		(125.3)%
Net debt / annualized adjusted EBITDAre (2)	(30.8)	x	(28.7)	x	(23.5)	x	(22.1)	x	(15.6)	x
Adjusted EBITDAre (2) / interest expense	72.3	x	86.3	x	8.2	x	7.5	x	6.8	x

(1)	Changes in total square footage result from property dispositions, reclassifications, and remeasurement.
(2)	Non-GAAP financial measures are defined and reconciled to the most directly comparable GAAP measure herein.
(3)	Restricted share units (RSUs) and LTIP Units are equity awards that contain both service and market-based vesting components. Refer to the schedule of Common & Potential Common Shares for information regarding RSUs and LTIP Units and their impact on weighted average shares outstanding.
(4)	As of December 31, 2019, we had 4,915 series D preferred shares outstanding that were convertible into 2,857 common shares. The series D preferred shares are dilutive for GAAP EPS for the three months ended June 30, 2019 and March 31, 2019, and are anti-dilutive for GAAP EPS for all other periods presented. Refer to the schedule of Common & Potential Common Shares for information regarding the series D preferred shares and their impact on diluted weighted average shares outstanding for EPS, FFO per share and Normalized FFO per share.
(5)	Refer to the schedule of Common & Potential Common Shares for information regarding the components of our weighted average common shares outstanding.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except share data)

	December 31,
ASSETS	2019	2018
Real estate properties:
Land	$85,627	$135,142
Buildings and improvements	576,494	1,004,500
	662,121	1,139,642
Accumulated depreciation	(202,700)	(375,968)
	459,421	763,674
Cash and cash equivalents	2,795,642	2,400,803
Marketable securities	—	249,602
Restricted cash	5,003	3,298
Rents receivable	19,554	51,089
Other assets, net	39,757	62,306
Total assets	$3,319,377	$3,530,772

LIABILITIES AND EQUITY
Senior unsecured debt, net	$—	$248,473
Mortgage notes payable, net	25,691	26,482
Accounts payable, accrued expenses and other	37,153	58,300
Rent collected in advance	3,127	9,451
Distributions payable	7,534	4,068
Total liabilities	$73,505	$346,774

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value: 50,000,000 shares authorized;
Series D preferred shares; 6.50% cumulative convertible; 4,915,196 shares issued and outstanding, aggregate liquidation preference of $122,880	$119,263	$119,263
Common shares of beneficial interest, $0.01 par value: 350,000,000 shares authorized; 121,924,199 and 121,572,155 shares issued and outstanding, respectively	1,219	1,216
Additional paid in capital	4,313,831	4,305,974
Cumulative net income	3,363,654	2,870,974
Cumulative other comprehensive loss	—	(342)
Cumulative common distributions	(3,851,666)	(3,420,548)
Cumulative preferred distributions	(701,724)	(693,736)
Total shareholders' equity	3,244,577	3,182,801
Noncontrolling interest	1,295	1,197
Total equity	$3,245,872	$3,183,998
Total liabilities and equity	$3,319,377	$3,530,772

ADDITIONAL BALANCE SHEET INFORMATION
(Unaudited, amounts in thousands)

	December 31,
Additional Balance Sheet Information	2019	2018

Straight-line rents receivable	$16,416	$47,393
Accounts receivable	3,138	3,696
Rents receivable	$19,554	$51,089

Capitalized lease incentives, net	$2,030	$4,308
Deferred leasing costs, net	26,618	51,123
Other	11,109	6,875
Other assets, net	$39,757	$62,306

Accounts payable	$2,944	$2,932
Accrued interest	104	4,432
Accrued taxes	10,398	13,228
Accrued capital expenditures	1,383	13,540
Accrued leasing costs	5,266	6,181
Assumed real estate lease obligations, net	—	117
Security deposits	3,082	4,137
Other accrued liabilities	13,976	13,733
Accounts payable, accrued expenses and other	$37,153	$58,300

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Revenues:
Rental revenue	$23,410	$39,756	$116,869	$184,368
Other revenue	2,585	3,169	10,981	12,654
Total revenues	$25,995	$42,925	$127,850	$197,022

Expenses:
Operating expenses	$9,741	$15,539	$46,418	$79,916
Depreciation and amortization	6,037	10,830	28,122	49,041
General and administrative	8,290	8,973	38,442	44,439
Loss on asset impairment	—	—	—	12,087
Total expenses	$24,068	$35,342	$112,982	$185,483

Interest and other income, net	14,521	15,741	72,392	46,815
Interest expense (including net amortization of debt discounts, premiums and deferred financing fees of $(60), $548, $204 and $2,553, respectively)	(311)	(5,035)	(8,908)	(26,585)
Loss on early extinguishment of debt	—	(719)	(6,374)	(7,122)
Gain (loss) on sale of properties, net	24	(1,608)	422,172	251,417
Income before income taxes	16,161	15,962	494,150	276,064
Income tax expense	(165)	(540)	(1,284)	(3,156)
Net income	$15,996	$15,422	$492,866	$272,908
Net income attributable to noncontrolling interest	(6)	(5)	(186)	(95)
Net income attributable to Equity Commonwealth	$15,990	$15,417	$492,680	$272,813
Preferred distributions	(1,997)	(1,997)	(7,988)	(7,988)
Net income attributable to Equity Commonwealth common shareholders	$13,993	$13,420	$484,692	$264,825

Weighted average common shares outstanding — basic (1)	122,140	121,749	122,091	122,314
Weighted average common shares outstanding — diluted (1)	123,490	123,376	126,260	123,385

Earnings per common share attributable to Equity Commonwealth common shareholders:
Basic	$0.11	$0.11	$3.97	$2.17
Diluted	$0.11	$0.11	$3.90	$2.15

Certain reclassifications were made to conform the prior period to our presentation of the condensed consolidated statements of operations due to the impact of adopting ASU 2016-02. Amounts that were previously disclosed as "Tenant reimbursements and other income" are now included in "Rental revenue" and are no longer presented as a separate line item. Parking revenues that do not represent components of leases and were previously disclosed as "Rental income" are now included in "Other revenue." Subsequent to January 1, 2019, provisions for credit losses are included in "Rental revenue." Provisions for credit losses prior to January 1, 2019 were disclosed as "Operating expenses" and were not reclassified to conform prior periods to the current presentation.
(1)	The series D preferred shares are dilutive for the year ended December 31, 2019 and are anti-dilutive for the other periods presented. Refer to the schedule of Common & Potential Common Shares for information regarding the components of our weighted average common shares outstanding.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	Three Months Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$23,410	$23,995	$30,574	$38,890	$39,756
Other revenue	2,585	2,740	2,794	2,862	3,169
Operating expenses	(9,741)	(9,923)	(10,974)	(15,780)	(15,539)
NOI	$16,254	$16,812	$22,394	$25,972	$27,386
Straight line rent adjustments	(69)	499	(11)	(837)	(986)
Lease value amortization	—	(39)	(39)	(39)	(22)
Lease termination fees	(16)	(11)	(2,188)	—	(19)
Cash Basis NOI	$16,169	$17,261	$20,156	$25,096	$26,359
Cash Basis NOI from non-same properties (1)	(557)	(135)	(2,666)	(7,853)	(10,273)
Same Property Cash Basis NOI	$15,612	$17,126	$17,490	$17,243	$16,086
Non-cash rental income and lease termination fees from same properties	85	(449)	1,950	(165)	(137)
Same Property NOI	$15,697	$16,677	$19,440	$17,078	$15,949

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$15,697	$16,677	$19,440	$17,078	$15,949
Non-cash rental income and termination fees from same properties	(85)	449	(1,950)	165	137
Same Property Cash Basis NOI	$15,612	$17,126	$17,490	$17,243	$16,086
Cash Basis NOI from non-same properties (1)	557	135	2,666	7,853	10,273
Cash Basis NOI	$16,169	$17,261	$20,156	$25,096	$26,359
Straight line rent adjustments	69	(499)	11	837	986
Lease value amortization	—	39	39	39	22
Lease termination fees	16	11	2,188	—	19
NOI	$16,254	$16,812	$22,394	$25,972	$27,386
Depreciation and amortization	(6,037)	(5,939)	(7,561)	(8,585)	(10,830)
General and administrative	(8,290)	(8,523)	(9,533)	(12,096)	(8,973)
Interest and other income, net	14,521	19,401	20,695	17,775	15,741
Interest expense	(311)	(321)	(4,070)	(4,206)	(5,035)
Loss on early extinguishment of debt	—	—	(6,374)	—	(719)
Gain (loss) on sale of properties, net	24	1,945	227,166	193,037	(1,608)
Income before income taxes	$16,161	$23,375	$242,717	$211,897	$15,962
Income tax (expense) benefit	(165)	521	(340)	(1,300)	(540)
Net income	$15,996	$23,896	$242,377	$210,597	$15,422

Same Property capitalized external legal costs(2)	N/A	N/A	N/A	N/A	$—

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.
(2)	Effective January 1, 2019, with the adoption of ASU 2016-02, we no longer capitalize external legal costs incurred when we enter into leases. We did not recast the comparative prior periods presented for the external legal leasing costs capitalized in those periods.

CALCULATION OF SAME PROPERTY NET OPERATING INCOME (NOI) AND SAME PROPERTY CASH BASIS NOI
(Unaudited, amounts in thousands)

	For the Year Ended December 31,
	2019	2018
Calculation of Same Property NOI and Same Property Cash Basis NOI:
Rental revenue	$116,869	$184,368
Other revenue	10,981	12,654
Operating expenses	(46,418)	(79,916)
NOI	$81,432	$117,106
Straight line rent adjustments	(418)	(4,971)
Lease value amortization	(117)	54
Lease termination fees	(2,215)	(2,936)
Cash Basis NOI	$78,682	$109,253
Cash Basis NOI from non-same properties (1)	(11,211)	(46,050)
Same Property Cash Basis NOI	$67,471	$63,203
Non-cash rental income and lease termination fees from same properties	1,421	119
Same Property NOI	$68,892	$63,322

Reconciliation of Same Property NOI to GAAP Net Income:
Same Property NOI	$68,892	$63,322
Non-cash rental income and lease termination fees from same properties	(1,421)	(119)
Same Property Cash Basis NOI	$67,471	$63,203
Cash Basis NOI from non-same properties (1)	11,211	46,050
Cash Basis NOI	$78,682	$109,253
Straight line rent adjustments	418	4,971
Lease value amortization	117	(54)
Lease termination fees	2,215	2,936
NOI	$81,432	$117,106
Depreciation and amortization	(28,122)	(49,041)
General and administrative	(38,442)	(44,439)
Loss on asset impairment	—	(12,087)
Interest and other income, net	72,392	46,815
Interest expense	(8,908)	(26,585)
Loss on early extinguishment of debt	(6,374)	(7,122)
Gain on sale of properties, net	422,172	251,417
Income before income taxes	$494,150	$276,064
Income tax expense	(1,284)	(3,156)
Net income	$492,866	$272,908

Same Property capitalized external legal costs(2)	N/A	$190

(1)	Cash Basis NOI from non-same properties for all periods presented includes the operations of disposed properties.
(2)	Effective January 1, 2019, with the adoption of ASU 2016-02, we no longer capitalize external legal costs incurred when we enter into leases. We did not recast the comparative prior periods presented for the external legal leasing costs capitalized in those periods.

SAME PROPERTY RESULTS OF OPERATIONS
(Unaudited, dollars and square feet in thousands)

	As of and for the Three Months Ended December 31,			As of and for the Year Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Properties	7	7		7	7
Square Feet	2,469	2,469		2,469	2,469
% Leased	94.7%	93.2%	1.5%	94.7%	93.2%	1.5%
% Commenced	89.0%	91.6%	(2.6)%	89.0%	91.6%	(2.6)%

Rental revenue	$23,327	$23,569	(1.0)%	$96,539	$91,616	5.4%
Other revenue	2,585	2,313	11.8%	10,316	9,572	7.8%
Straight line rent adjustment	69	(166)		(911)	(76)
Lease value amortization	—	29		117	53
Lease termination fees	16	—		2,215	142
Total revenue	25,997	25,745	1.0%	108,276	101,307	6.9%
Operating expenses	(10,300)	(9,796)	5.1%	(39,384)	(37,985)	3.7%
NOI	$15,697	$15,949	(1.6)%	$68,892	$63,322	8.8%
NOI Margin	60.4%	61.9%		63.6%	62.5%

Straight line rent adjustment	(69)	166		911	76
Lease value amortization	—	(29)		(117)	(53)
Lease termination fees	(16)	—		(2,215)	(142)
Cash Basis NOI	$15,612	$16,086	(2.9)%	$67,471	$63,203	6.8%
Cash Basis NOI Margin	60.3%	62.2%		63.1%	62.5%

Same Property capitalized external legal costs(1)	N/A	$—		N/A	$190

(1)	Effective January 1, 2019, with the adoption of ASU 2016-02, we no longer capitalize external legal costs incurred when we enter into leases. We did not recast the comparative prior periods presented for the external legal leasing costs capitalized in those periods.

CALCULATION OF EBITDA, EBITDAre, AND ADJUSTED EBITDAre
(Unaudited, amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$15,996	$15,422	$492,866	$272,908
Interest expense	311	5,035	8,908	26,585
Income tax expense	165	540	1,284	3,156
Depreciation and amortization	6,037	10,830	28,122	49,041
EBITDA	$22,509	$31,827	$531,180	$351,690
Loss on asset impairment	—	—	—	12,087
(Gain) loss on sale of properties, net	(24)	1,608	(422,172)	(251,417)
EBITDAre	$22,485	$33,435	$109,008	$112,360
Loss on early extinguishment of debt	—	719	6,374	7,122
Loss on sale of real estate mortgage receivable	—	—	—	2,117
Loss on sale of securities	—	—	—	4,987
Adjusted EBITDAre	$22,485	$34,154	$115,382	$126,586

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018
Calculation of FFO
Net income	$15,996	$15,422	$492,866	$272,908
Real estate depreciation and amortization	5,794	10,518	27,037	47,816
Loss on asset impairment	—	—	—	12,087
(Gain) loss on sale of properties, net	(24)	1,608	(422,172)	(251,417)
FFO attributable to Equity Commonwealth	21,766	27,548	97,731	81,394
Preferred distributions	(1,997)	(1,997)	(7,988)	(7,988)
FFO attributable to EQC common shareholders and unitholders	$19,769	$25,551	$89,743	$73,406

Calculation of Normalized FFO
FFO attributable to EQC common shareholders and unitholders	$19,769	$25,551	$89,743	$73,406
Lease value amortization	—	(22)	(117)	54
Straight line rent adjustments	(69)	(986)	(418)	(4,971)
Loss on early extinguishment of debt	—	719	6,374	7,122
Loss on sale of securities	—	—	—	4,987
Loss on sale of real estate mortgage receivable	—	—	—	2,117
Income taxes related to gains on property sales	—	228	142	2,726
Normalized FFO attributable to EQC common shareholders and unitholders	$19,700	$25,490	$95,724	$85,441

Weighted average common shares and units outstanding -- basic (1)	122,189	121,794	122,138	122,358
Weighted average common shares and units outstanding -- diluted (1)	123,539	123,421	123,450	123,429
FFO attributable to EQC common shareholders and unitholders per share and unit -- basic	$0.16	$0.21	$0.73	$0.60
FFO attributable to EQC common shareholders and unitholders per share and unit -- diluted	$0.16	$0.21	$0.73	$0.59
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- basic	$0.16	$0.21	$0.78	$0.70
Normalized FFO attributable to EQC common shareholders and unitholders per share and unit -- diluted	$0.16	$0.21	$0.78	$0.69

(1)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the three months ended December 31, 2019 and 2018 include 49 and 45 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic for the year ended December 31, 2019 and 2018 include 47 and 44 LTIP/Operating Partnership Units, respectively, that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only). Refer to the schedule of Common & Potential Common Shares for information regarding the components of our weighted average common shares and units outstanding.

DEBT SUMMARY
As of December 31, 2019
(Unaudited, dollars in thousands)

	Interest Rate	Principal Balance	Maturity Date	Open at Par Date	Due at Maturity	Years to Maturity
Secured Debt:
Secured Fixed Rate Debt:
206 East 9th Street	5.69%	$25,433	1/5/2021	7/5/2020	$24,836	1.0

Scheduled Principal Payments During Period
Year:	Secured Fixed Rate Debt		Interest Rate

2020	$597		5.7%
2021	24,836		5.7%
Thereafter	—		—%
	$25,433	(1)	5.7%

(1)	Total debt outstanding as of December 31, 2019, including net unamortized premiums and deferred financing fees was $25,691.

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS
(Unaudited, dollars in thousands)

	As of and for the Three Months Ended
	12/31/2019		9/30/2019	6/30/2019	3/31/2019	12/31/2018
Leverage Ratios
Total debt / total assets	0.8%		0.7%	0.7%	7.4%	7.8%
Total debt / total market capitalization	0.6%		0.6%	0.6%	6.2%	6.7%
Total debt + preferred stock / total market capitalization	3.9%		3.7%	3.9%	9.2%	9.7%
Total debt / annualized adjusted EBITDAre (1)	0.3	x	0.2x	0.2x	2.2x	2.0x
Total debt + preferred stock / annualized adjusted EBITDAre (1)	1.8	x	1.5x	1.2x	3.2x	2.9x
Net debt / enterprise value	(194.4)%		(266.8)%	(317.7)%	(203.1)%	(125.3)%
Net debt + preferred stock / enterprise value	(184.7)%		(255.3)%	(304.0)%	(193.3)%	(118.0)%
Net debt / annualized adjusted EBITDAre (1)	(30.8)	x	(28.7)x	(23.5)x	(22.1)x	(15.6)x
Net debt + preferred stock / annualized adjusted EBITDAre (1)	(29.3)	x	(27.5)x	(22.5)x	(21.0)x	(14.7)x
Secured debt / total assets	0.8%		0.7%	0.7%	0.7%	0.8%

Coverage Ratios
Adjusted EBITDAre / interest expense (1)	72.3	x	86.3x	8.2x	7.5x	6.8x
Adjusted EBITDAre / interest expense + preferred distributions (1)	9.7	x	11.9x	5.5x	5.1x	4.9x

Public Debt Covenants (2)
Debt / adjusted total assets (3) (maximum 60%)	N/A		N/A	N/A	7.0%	7.2%
Secured debt / adjusted total assets (3) (maximum 40%)	N/A		N/A	N/A	0.7%	0.7%
Consolidated income available for debt service / debt service (minimum 1.5x)	N/A		N/A	N/A	5.8x	6.2x
Total unencumbered assets (3) / unsecured debt (minimum 150% / 200%)	N/A		N/A	N/A	1,550%	1,520%

(1)	Refer to the calculation of EBITDA, EBITDAre, and Adjusted EBITDAre for a reconciliation of these measures to Net income.
(2)	After the redemption of all $250.0 million of our 5.875% senior unsecured notes due 2020 on June 28, 2019, we no longer have any notes outstanding under our public debt indenture and related supplements, collectively the Indenture, and we are no longer required to maintain the financial ratio covenants prescribed in the Indenture. As a result, we are no longer rated by the debt rating agencies.
(3)	Adjusted total assets and total unencumbered assets includes original cost of real estate assets plus capital improvements, both calculated in accordance with GAAP, and excludes depreciation and amortization, accounts receivable, other intangible assets, and impairment write downs, if any.

ACQUISITIONS AND DISPOSITIONS
(Unaudited, dollars in thousands)

Acquisitions
None

Dispositions
Property/Portfolio	City	State	No. of Properties	Sq. Feet (1)	% Leased(1)	Gross Sales Price	Net Book Value (1)	Annualized Rental Revenue (1)
1735 Market Street (2)	Philadelphia	PA	1	1,286,936	92.8%	$451,600	$192,094	$37,313
Total Q1 Dispositions			1	1,286,936	92.8%	$451,600	$192,094	$37,313

600 108th Avenue NE (3)	Bellevue	WA	1	254,510	97.0%	$195,000	$34,481	$9,561
Research Park (4)	Austin	TX	1	1,110,007	99.1%	165,500	70,576	13,126
Total Q2 Dispositions			2	1,364,517	98.7%	$360,500	$105,057	$22,687

None			—	—	—	—	—	—
Total Q3 Dispositions			—	—	—	$—	$—	$—

None			—	—	—	—	—	—
Total Q4 Dispositions			—	—	—	$—	$—	$—

Total Disposed Year-to-Date			3	2,651,453	95.8%	$812,100	$297,151	$60,000
Dispositions resulted in a net gain on sale of properties of $0.0 million and $422.2 million for the three months and year ended December 31, 2019, respectively.

(1)	As of the quarter-ended preceding each sale.
(2)	Proceeds from the sale of 1735 Market Street were approximately $435.4 million after credits for capital costs, contractual lease costs, and rent abatements.
(3)	The property includes an office building and additional development rights.
(4)	There is consideration of $2.0 million being held in escrow related to the sale of this property. To the extent any of these proceeds are ultimately released to the company, the gain on sale will increase.

PROPERTY DETAIL
As of December 31, 2019
(Unaudited, sorted by annualized rental revenue, dollars in thousands)

Same Property Portfolio(1)
Property		City, State	Type	No. of Buildings	Sq. Feet	% Leased	% Comm-enced	Annualized Rental Revenue	Undepreciated Book Value	Net Book Value	Year Acquired	Weighted Average Year Built or Substantially Renovated (2)
1	1225 Seventeenth Street	Denver, CO	Office	1	695,372	94.0%	87.5%	25,701	165,096	124,554	2009	1982
	(17th Street Plaza)
2	333 108th Avenue NE (3)	Bellevue, WA	Office	1	435,406	100.0%	99.3%	22,661	153,587	116,928	2009	2008
	(Tower 333)
3	Bridgepoint Square	Austin, TX	Office	5	440,007	87.1%	82.5%	14,486	102,369	53,988	1997	1995
4	1250 H Street, NW	Washington, D.C.	Office	1	196,490	87.1%	87.1%	9,510	75,680	39,778	1998	1992
5	206 East 9th Street	Austin, TX	Office	1	175,510	98.0%	98.0%	9,358	51,774	43,214	2012	1984
	(Capitol Tower)
6	109 Brookline Avenue (4)	Boston, MA	Office	1	285,556	99.2%	73.9%	8,772	51,317	28,069	1995	1915
7	Georgetown-Green and Harris Buildings	Washington, D.C.	Office	2	240,475	100.0%	100.0%	6,183	62,298	52,890	2009	2006
	Total Same Properties			12	2,468,816	94.7%	89.0%	$96,671	$662,121	$459,421	2005	1984

(1)	Excludes properties disposed prior to January 1, 2020.
(2)	Weighted based on square feet.
(3)	On February 12, 2020, the company entered into a contract to sell Tower 333, a 435,000 square foot office property in Bellevue, WA, for a gross sale price of $401.5 million. Proceeds after credits, primarily for contractual lease costs, and transfer taxes are expected to be approximately $317 million. The closing is expected to occur on or before March 12, 2020. This transaction is subject to customary closing conditions and extension options. There is no certainty that the transaction will close.
(4)	On February 12, 2020, the company sold 109 Brookline, a 286,000 square foot property in Boston, MA for a gross sale price of $270 million. Proceeds after credits, primarily for contractual lease costs, and transfer taxes were $259.2 million.

LEASING SUMMARY
(Unaudited, dollars and square feet in thousands, except per square foot data)

	As of and for the Three Months Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Properties	7	7	7	9	10
Total square feet (1)	2,469	2,469	2,469	3,833	5,120
Percentage leased	94.7%	93.5%	90.5%	94.4%	94.8%
Percentage commenced	89.0%	88.2%	89.7%	93.7%	91.2%

Total Leases
Square feet	153	298	58	108	173
Lease term (years)	6.6	4.6	3.0	4.5	7.0
Starting cash rent	$44.36	$38.89	$45.83	$54.98	$45.01
Percent change in cash rent (2)	1.5%	(0.7)%	9.1%	8.0%	10.0%
Percent change in GAAP rent (2)	10.1%	9.1%	14.5%	17.9%	22.5%
Total TI & LC per square foot (3)	$58.48	$44.27	$11.49	$24.78	$46.00
Total TI & LC per sq. ft. per year of lease term (3)	$8.82	$9.60	$3.83	$5.56	$6.60

Renewal Leases
Square feet	63	182	43	95	93
Lease term (years)	7.8	2.9	2.5	4.5	6.7
Starting cash rent	$43.47	$27.88	$43.58	$56.78	$43.12
Percent change in cash rent (2)	5.3%	(12.7)%	8.6%	8.2%	6.5%
Percent change in GAAP rent (2)	16.9%	(8.5)%	13.9%	18.4%	19.4%
Total TI & LC per square foot (3)	$49.05	$9.05	$7.93	$22.18	$32.95
Total TI & LC per sq. ft. per year of lease term (3)	$6.25	$3.15	$3.12	$4.96	$4.95

New Leases
Square feet	90	116	15	13	80
Lease term (years)	5.8	7.3	4.3	4.3	7.3
Starting cash rent	$44.98	$56.16	$52.43	$42.25	$47.23
Percent change in cash rent (2)	(3.6)%	11.6%	21.2%	4.7%	18.8%
Percent change in GAAP rent (2)	1.6%	26.4%	27.2%	7.4%	30.3%
Total TI & LC per square foot (3)	$65.09	$99.56	$21.93	$43.16	$61.27
Total TI & LC per sq. ft. per year of lease term (3)	$11.26	$13.55	$5.05	$10.02	$8.35

The above leasing summary is based on leases executed during the periods indicated, and excludes leasing activity for assets during the quarter in which the asset was sold or classified as held for sale.

(1)	Changes in total square footage result from property dispositions, reclassifications, and remeasurement.
(2)	Percent change in GAAP and cash rent is a comparison of current rent, including tenant expense reimbursements, if any, to the rent, including tenant expense reimbursements, if any, last received for the same space on a GAAP and cash basis, respectively. Cash rent is calculated before deducting any initial period free rent. New leasing in suites vacant longer than 2 years was excluded from the calculation.
(3)	Includes tenant improvements (TI) and leasing commissions (LC).

SAME PROPERTY LEASING SUMMARY
(Unaudited, dollars and square feet in thousands, except per square foot data)

	As of and for the Three Months Ended
	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Properties	7	7	7	7	7
Total square feet	2,469	2,469	2,469	2,469	2,469
Percentage leased	94.7%	93.5%	90.5%	92.0%	93.2%
Percentage commenced	89.0%	88.2%	89.7%	91.1%	91.6%

Total Leases
Square feet	153	298	58	99	42
Lease term (years)	6.6	4.6	3.0	4.6	7.3
Starting cash rent	$44.36	$38.89	$45.83	$55.73	$56.83
Percent change in cash rent (1)	1.5%	(0.7)%	9.1%	7.6%	25.8%
Percent change in GAAP rent (1)	10.1%	9.1%	14.5%	17.7%	35.9%
Total TI & LC per square foot (2)	$58.48	$44.27	$11.49	$25.95	$52.43
Total TI & LC per sq. ft. per year of lease term (2)	$8.82	$9.60	$3.83	$5.62	$7.20

Renewal Leases
Square feet	63	182	43	88	13
Lease term (years)	7.8	2.9	2.5	4.7	5.2
Starting cash rent	$43.47	$27.88	$43.58	$57.58	$46.03
Percent change in cash rent (1)	5.3%	(12.7)%	8.6%	7.8%	26.6%
Percent change in GAAP rent (1)	16.9%	(8.5)%	13.9%	18.2%	30.4%
Total TI & LC per square foot (2)	$49.05	$9.05	$7.93	$23.72	$19.12
Total TI & LC per sq. ft. per year of lease term (2)	$6.25	$3.15	$3.12	$5.07	$3.66

New Leases
Square feet	90	116	15	11	29
Lease term (years)	5.8	7.3	4.3	4.2	8.2
Starting cash rent	$44.98	$56.16	$52.43	$41.59	$61.89
Percent change in cash rent (1)	(3.6)%	11.6%	21.2%	0.3%	25.2%
Percent change in GAAP rent (1)	1.6%	26.4%	27.2%	2.6%	40.0%
Total TI & LC per square foot (2)	$65.09	$99.56	$21.93	$43.06	$68.02
Total TI & LC per sq. ft. per year of lease term (2)	$11.26	$13.55	$5.05	$10.35	$8.25

The above leasing summary is based on leases executed during the periods indicated.

(1)	Percent change in GAAP and cash rent is a comparison of current rent, including tenant expense reimbursements, if any, to the rent, including tenant expense reimbursements, if any, last received for the same space on a GAAP and cash basis, respectively. Cash rent is calculated before deducting any initial period free rent. New leasing in suites vacant longer than 2 years was excluded from the calculation.
(2)	Includes tenant improvements (TI) and leasing commissions (LC).

CAPITAL SUMMARY
EXPENDITURES & SAME PROPERTY LEASING COMMITMENTS
(Unaduited, dollars and square feet in thousands)

CAPITAL SUMMARY	Three Months Ended
EXPENDITURES	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Tenant improvements	$1,881	$707	$2,491	$2,450	$11,078
Leasing costs (1)	1,136	3,056	374	843	2,224
Building improvements (2)	1,978	804	2,328	1,256	1,936
Total capital expenditures	$4,995	$4,567	$5,193	$4,549	$15,238

Average square feet during period (3)	2,469	2,469	3,151	4,477	5,265

Building improvements per average total sq. ft. during period	$0.80	$0.33	$0.74	$0.28	$0.37

CAPITAL SUMMARY	Three Months Ended
SAME PROPERTY LEASING COMMITMENTS	December 31, 2019
	New Leases	Renewal Leases	Total
Square feet leased during the period	90	63	153
Total TI & LC (4)	$5,858	$3,090	$8,948
Total TI & LC per square foot (4)	$65.09	$49.05	$58.48
Weighted average lease term by square foot (years)	5.8	7.8	6.6
Total TI & LC per square foot per year of lease term (4)	$11.26	$6.25	$8.82

(1)	Legal leasing costs are no longer capitalized after December 31, 2018. Periods presented before 2019 include both capitalized leasing commissions and capitalized legal leasing expenses.
(2)	Tenant-funded capital expenditures are excluded.
(3)	Average square feet during each period includes properties held for sale at the end of each period.
(4)	Includes tenant improvements (TI) and leasing commissions (LC).

TENANTS REPRESENTING 2% OR MORE OF ANNUALIZED RENTAL REVENUE
As of December 31, 2019
(Unaudited, square feet in thousands)

	Tenant	Square Feet (1)	% of Total Sq. Ft. (1)	% of Annualized Rental Revenue	Weighted Average Remaining Lease Term
1	Expedia, Inc. (2)	427	18.3%	22.9%	—
2	Dana-Farber Cancer Institute, Inc.	77	3.3%	4.1%	9.7
3	Beth Israel Deaconess Medical Center, Inc.	117	5.0%	4.1%	3.8
4	British International School of Washington	112	4.8%	3.5%	17.8
5	Equinor Energy Services, Inc.	77	3.3%	3.4%	4.0
6	Georgetown University	129	5.5%	2.9%	1.8
7	KPMG, LLP	87	3.7%	2.8%	7.8
8	Crowdstrike, Inc.	36	1.5%	2.0%	4.8
9	CBRE, Inc.	40	1.7%	2.0%	8.3
	Total	1,102	47.1%	47.7%	4.4	(3)

(1)	Square footage as of December 31, 2019 includes space subject to leases that have commenced, space being fitted out for occupancy pursuant to existing leases, and space which is leased but is not occupied or is being offered for sublease by tenants.
(2)	During the third quarter of 2018, an affiliate of Amazon.com, Inc. entered into a new 16-year lease for 429,012 square feet, including all of the Expedia, Inc. space. The Amazon lease is expected to commence in the third quarter of 2020.
(3)	The weighted average remaining lease term including leases that have been backfilled with new tenants is 10.9 years.

SAME PROPERTY LEASE EXPIRATION SCHEDULE
As of December 31, 2019
(Unaudited, dollars and sq. ft. in thousands)

Year	Number of Tenants Expiring	Leased Sq. Ft. Expiring (1)	% of Leased Sq. Ft. Expiring	Cumulative % of Leased Sq. Ft. Expiring	Annualized Rental Revenue Expiring (2)	% of Annualized Rental Revenue Expiring	Cumulative % of Annualized Rental Revenue Expiring

2020	17	151	6.5%	6.5%	$7,227	7.5%	7.5%
2021	23	235	10.0%	16.5%	7,530	7.8%	15.3%
2022	13	154	6.6%	23.1%	8,036	8.3%	23.6%
2023	21	276	11.8%	34.9%	11,843	12.3%	35.9%
2024	15	275	11.7%	46.6%	11,427	11.8%	47.7%
2025	11	163	7.0%	53.6%	4,962	5.1%	52.8%
2026	8	80	3.4%	57.0%	3,574	3.7%	56.5%
2027	5	142	6.1%	63.1%	2,051	2.1%	58.6%
2028	3	59	2.5%	65.6%	2,923	3.0%	61.6%
2029	6	194	8.3%	73.9%	9,012	9.3%	70.9%
Thereafter	7	610	26.1%	100.0%	28,086	29.1%	100.0%
Total	129	2,339	100.0%		$96,671	100.0%
Weighted average remaining
lease term (in years)		7.5			7.9

(1)	Square footage as of December 31, 2019 includes space subject to leases that have commenced, space being fitted out for occupancy pursuant to existing leases, and space which is leased but is not occupied or is being offered for sublease by tenants. The year expiring corresponds to the latest-expiring signed lease for a given suite. Thus, backfilled suites expire in the year stipulated by the new lease.
(2)	Excludes the Annualized Rental Revenue of space that is leased but not commenced.

COMMON & POTENTIAL COMMON SHARES
(Unaudited, share amounts in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
Weighted Average Share Calculation - GAAP EPS	2019	2018	2019	2018

Weighted average common shares outstanding - basic (1)	122,140	121,749	122,091	122,314
Weighted average Series D preferred shares convertible to common shares	—	—	2,857	—
Weighted average dilutive RSUs and LTIP Units (2)	1,350	1,627	1,312	1,071
Weighted average common shares outstanding - diluted (1)	123,490	123,376	126,260	123,385

	Three Months Ended		Year Ended
	December 31,		December 31,
Weighted Average Share and Unit Calculation - FFO and Normalized FFO per share and unit	2019	2018	2019	2018
Weighted average EQC common shares outstanding (1)	122,140	121,749	122,091	122,314
Weighted average Operating Partnership Units outstanding (3)	17	3	14	1
Weighted average time-based LTIP Units (2)(3)	32	42	33	43
Weighted average common shares and units outstanding - basic (1)	122,189	121,794	122,138	122,358
Weighted average dilutive RSUs and market-based LTIP Units (2)	1,350	1,627	1,312	1,071
Weighted average common shares and units outstanding - diluted (1)	123,539	123,421	123,450	123,429

Rollforward of Share Count to December 31, 2019	Series D Preferred Shares (4)	EQC Common Shares (5)
Outstanding on December 31, 2018	4,915	121,572
Issuance of restricted shares and shares earned from RSUs, net (6)	—	352
Outstanding on December 31, 2019	4,915	121,924
Common shares issuable from RSUs, Operating Partnership Units, and LTIP Units as measured on December 31, 2019 (2)		1,615
Potential common shares as measured on December 31, 2019 (7)		123,539

(1)	Weighted average common shares outstanding for the three months ended December 31, 2019 and 2018 includes 216 and 203 unvested, earned RSUs, respectively. Weighted average common shares outstanding for the year ended December 31, 2019 and 2018 includes 210 and 308 unvested, earned RSUs, respectively.
(2)	We have granted RSUs and LTIP Units to certain employees, officers, and trustees. RSUs and market-based LTIP Units contain service and market-based vesting components. Time-based LTIP Units contain service-based vesting components.
(3)
Our calculations of FFO and Normalized FFO attributable to EQC common shareholders and unitholders per share and unit - basic include time-based LTIP Units and Operating Partnership Units that are excluded from the calculation of basic earnings per common share attributable to EQC common shareholders (only).

(4)	As of December 31, 2019, we had 4,915 series D preferred shares that were convertible into 2,857 common shares. The series D preferred shares are dilutive for GAAP EPS for the year ended December 31, 2019 and are antidilutive for GAAP EPS for all other periods presented. They are antidilutive for FFO per common share and Normalized FFO per common share for all periods presented.
(5)	EQC common shares include unvested restricted shares.
(6)	This amount is net of forfeitures and shares surrendered to satisfy statutory tax withholding obligations.
(7)	Potential common shares as measured on December 31, 2019 include unvested earned RSUs. The 4,915 series D preferred shares outstanding that were convertible into 2,857 common shares as of December 31, 2019 are excluded.

DEFINITIONS
Annualized Rental Revenue
Annualized Rental Revenue is annualized contractual rents from our tenants pursuant to leases which have commenced as of December 31, 2019, plus estimated recurring expense reimbursements; excludes lease value amortization, straight line rent adjustments, abated (“free”) rent periods and parking revenue. We calculate annualized rental revenue by aggregating the recurring billings outlined above for the most recent month during the quarter reported, adding abated rent, and multiplying the sum by 12 to provide an estimation of near-term potentially-recurring revenues. The annualized rental revenue of disposed properties is presented for the quarter-ended preceding each disposition.
Annualized rental revenue is a forward-looking non-GAAP measure. Annualized rental revenue cannot be reconciled to a comparable GAAP measure without unreasonable efforts, primarily due to the fact that it is calculated from the billings of tenants in the most recent month at the most recent rental rates during the quarter reported, whereas historical GAAP measures include billings from a potentially different group of tenants over multiple months at potentially different rental rates.
Building Improvements
Building improvements are expenditures to replace obsolete building components or extend the useful life of existing assets.
Consolidated Income Available for Debt Service
Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, and certain items that we view as nonrecurring or impacting comparability from period to period, determined together with debt service on a pro forma basis for the four consecutive fiscal quarters most recently ended.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), EBITDAre, and Adjusted EBITDAre
We calculate EBITDA as net income (loss) excluding interest expense, income tax expense, and depreciation and amortization.
We calculate EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (Nareit). Nareit defines EBITDAre as net income (loss), calculated in accordance with GAAP, plus interest expense, plus income tax expense, plus depreciation and amortization, plus (minus) losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property and investments in unconsolidated joint ventures, plus adjustments to reflect the entity's share of EBITDAre of unconsolidated joint ventures. Our calculation of Adjusted EBITDAre differs from our calculations of EBITDA and EBITDAre because we exclude certain items that we view as nonrecurring or impacting comparability from period to period. EBITDA, EBITDAre, and Adjusted EBITDAre are supplemental non-GAAP financial measures.
We consider EBITDA, EBITDAre and Adjusted EBITDAre to be appropriate measures of our operating performance, along with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities. We believe that EBITDA, EBITDAre, and Adjusted EBITDAre provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA, EBITDAre, and Adjusted EBITDAre may facilitate a comparison of current operating performance with our past operating performance. EBITDA, EBITDAre and Adjusted EBITDAre do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) attributable to EQC common shareholders, or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income (loss) and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than we do.
Annualized Adjusted EBITDAre
Annualized Adjusted EBITDAre is Adjusted EBITDAre for the three months ended December 31, 2019 multiplied by four.
Enterprise Value
Enterprise value is net debt plus the market value of our preferred shares plus the market value of our common shares.
Funds from Operations (FFO) and Normalized FFO
We compute FFO in accordance with standards established by Nareit. Nareit defines FFO as net income (loss), calculated in accordance with GAAP, excluding real estate depreciation and amortization, gains (or losses) from sales of depreciable property, impairment of depreciable real estate, and our portion of these items related to equity investees and noncontrolling interests.  Our calculation of Normalized FFO differs from Nareit’s definition of FFO because we exclude certain items that we view as nonrecurring or impacting comparability from period to period.  FFO and Normalized FFO are supplemental non-GAAP financial measures. We consider FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities.
We believe that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of our operating

DEFINITIONS
performance between periods and with other REITs.  FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income (loss), net income (loss) attributable to EQC common shareholders, or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.  These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows.  Other REITs and real estate companies may calculate FFO and Normalized FFO differently than we do.
Leasing Costs
Leasing costs include leasing commissions (LCs) and related legal expenses.
LTIP Units
LTIP Units are a class of beneficial interests in EQC Operating Trust (the Operating Trust) that may be issued to employees, officers, or trustees of the Operating Trust, EQC, or their subsidiaries.
Net Debt
Net debt is total debt minus cash and cash equivalents.
Net Operating Income (NOI), Same Property NOI, Cash Basis NOI, and Same Property Cash Basis NOI
NOI is income from our real estate including lease termination fees received from tenants less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and corporate level expenses. Cash Basis NOI is NOI excluding the effects of straight line rent adjustments, lease value amortization, and lease termination fees. The quarter-to-date same property versions of these measures include the results of properties continuously owned from October 1, 2018 through December 31, 2019. The year-to-date same property versions of these measures include the results of properties continuously owned from January 1, 2018 through December 31, 2019. Properties classified as held for sale within our condensed consolidated balance sheets are excluded from the same property versions of these measures.
We consider these supplemental non-GAAP financial measures to be appropriate supplemental measures to net income (loss) because they may help to understand the operations of our properties. We use these measures internally to evaluate property level performance, and we believe that they provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Cash Basis NOI is among the factors considered with respect to acquisition, disposition and financing decisions. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income (loss), net income (loss) attributable to Equity Commonwealth common shareholders, or cash flow from operating activities, determined in accordance with GAAP, or as indicators of our financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. These measures should be considered in conjunction with net income (loss), net income (loss) attributable to EQC common shareholders, and cash flow from operating activities as presented in our condensed consolidated statements of operations, condensed consolidated statements of comprehensive income and condensed consolidated statements of cash flows. Other REITs and real estate companies may calculate these measures differently than we do.
Net Book Value
Net book value represents the carrying value of real estate properties after depreciation and amortization, purchase price allocations, and impairment write-downs, if any.
NOI Margin
NOI Margin is NOI (or the same property or cash basis derivations of NOI defined above) divided by the total revenues used to calculate NOI (or its derivation).
Operating Partnership Units
Operating Partnership Units are beneficial interests in the Operating Trust.
Other Revenue
Other revenue is primarily comprised of parking revenue that does not represent a component of a lease.
Percentage Commenced
Percentage commenced includes space subject to leases that have commenced, whether or not the tenant is in a free rent period.

Percentage Leased

DEFINITIONS
Percentage leased includes space subject to leases that have commenced, space being fitted out for occupancy pursuant to existing leases, and space which is leased but not occupied or is being offered for sublease by tenants.
Rental Revenue
Rental revenue is primarily comprised of minimum lease payments from tenants, including tenant reimbursements. In addition, rental revenue includes lease termination fees and straight line rent adjustments.
Same Properties
Our quarter-to-date same property portfolio is comprised of those properties continuously owned from October 1, 2018 through December 31, 2019. Our year-to-date same property portfolio is comprised of those properties continuously owned from January 1, 2018 through December 31, 2019. Land parcels and properties classified as held for sale within our condensed consolidated balance sheets are excluded.
Tenant Improvements
Tenant improvements are capital expenditures to improve tenant spaces.
Total Debt
Total debt is the aggregate balance of the following line items on our condensed consolidated balance sheets: senior unsecured debt, net, and mortgage notes payable, net.
Total Market Capitalization
Total market capitalization is total debt plus the product of our potential common shares (refer to the schedule of Common and Potential Common Shares) and the closing price of our common shares plus the product of our series D preferred shares and the closing price of our series D preferred shares.
Undepreciated Book Value
Undepreciated book value represents the carrying value of real estate properties after purchase price allocations, and impairment write-downs, if any.